UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(0)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2026

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 8, 2026, Bridget Ross notified the Board of Directors (the “Board”) of LeMaitre Vascular, Inc. (the “Company”) of her intent not to stand for re-election as a Class II director of the Company at the Company’s 2026 Annual Meeting of Stockholders to be held on June 2, 2026 (the “2026 Annual Meeting”). Ms. Ross will continue to serve as a director and a member of each committee of the Board to which she has been appointed until her current term expires at the 2026 Annual Meeting. Ms. Ross’s decision not to stand for re-election is not related to any disagreement with the Company on any matter relating to the operations, policies, or practices of the Company. The Board thanks Ms. Ross for her service and contributions during her tenure.

In order to rebalance the Board classes upon the expiration of Ms. Ross’s current term at the 2026 Annual Meeting, the Board nominated David B. Roberts to stand for election as a Class II director at the 2026 Annual Meeting. In connection with such nomination, on April 9, 2026, Mr. Roberts notified the Board of his intent to resign as a Class I director at the conclusion of the 2026 Annual Meeting, contingent upon his election as a Class II director at such meeting. Mr. Roberts’s decision to conditionally resign as a Class I director is solely to facilitate his election as a Class II director at the 2026 Annual Meeting and is not a result of any disagreement with the Company on any matter relating to the operations, policies, or practices of the Company. Upon the effectiveness of Ms. Ross’s departure, and assuming Mr. Roberts’s election as a Class II director, at the conclusion of the Annual Meeting the Board will consist of seven members, designated as two Class I directors, two Class II directors, and three Class III directors.

Item 8.01	Other Events.

The Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws provide that the size of the Board shall be determined from time to time by resolution of the Board. As a result of the events described in Item 5.02, the Board has taken action to reduce the size of the Board from eight to seven members, effective immediately upon Ms. Ross’s departure from the Board. In this regard, effective as of the conclusion of the 2026 Annual Meeting, and assuming Mr. Roberts is elected as a Class II director, the Board will eliminate the vacant Class I directorship resulting from the resignation of Mr. Roberts as a Class I director to facilitate his election as a Class II director.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include risks and uncertainties included under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: April 14, 2026

	By:	/s/ Dorian P. LeBlanc
	Name:	Dorian P. LeBlanc
	Title:	Chief Financial Officer